EXHIBIT 10.38

                       ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 4th day of December, 1996, between ULTEA, LLC, a Wisconsin limited liability company ("Seller"), and HEARTLAND FINANCIAL USA, INC., a Delaware corporation ("Buyer").


                            RECITALS

     A. Seller owns various assets related to the purchase and leasing of vehicles and equipment, and Seller wishes to transfer, convey and assign substantially all of its properties, assets, rights and business to Buyer, upon the terms and conditions set forth in this Agreement.

     B. Buyer wishes to purchase substantially all of the properties, assets, rights and business of Seller and assume certain obligations with respect thereto, upon the terms and conditions set forth in this Agreement (the "Acquisition").

     In consideration of the mutual covenants, representations and warranties contained herein, the parties agree as follows:

                           AGREEMENTS

                           ARTICLE 1

                          DEFINITIONS

     Section 1.1 Definitions. In addition to those terms defined throughout this Agreement, the following terms, when used herein, shall have the following meanings.

     (a) "Affiliate" shall mean and include: (i) any corporation, partnership, trust, person or other entity directly or indirectly controlling, controlled by, or under common control with, an individual or entity; or (ii) any officer, director or holder or owner of any of the outstanding voting securities, of an entity.

     (b) "Business Day" shall mean any day except Saturday, Sunday and any day on which Dubuque Bank and Trust Company, Dubuque, Iowa, is authorized or required by law or other government action to close.

     (c) "Person" shall mean an individual, corporation, partnership (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a government or any political subdivision or agency thereof.

     (d) "Regulatory Authorities" shall mean any state or federal governmental body or agency which under applicable statutes and regulations: (i) has supervisory authority over Buyer or Seller or its respective business or businesses; (ii) is required to approve, or give its consent to the transactions contemplated by this Agreement; or (iii) with which a filing must be made in connection therewith, including in any case, the Board of Governors of the Federal Reserve System.

     Section 1.2 Principles of Construction. (a) In this Agreement, unless otherwise stated or the context otherwise requires, the following usages apply: (i) unless otherwise provided herein, actions permitted, but not required, under this Agreement may be taken at any time and from time to time in the actor's sole discretion; (ii) in computing periods from a specified date to a later specified date, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to, but excluding"; (iii) headings are inserted for convenience of reference only and are not a part of, nor shall they affect any construction or interpretation of this Agreement; (iv) unless otherwise specified, indications of time of day mean Dubuque, Iowa, time; (v) all references to articles, sections, schedules and exhibits are to articles, sections, schedules and exhibits in or to this Agreement unless otherwise specified; (vi) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or successor, as in effect at the relevant time;
(vii) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality; (viii) "including" means "including, but not limited to"; (ix) unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders; and (x) any reference to a document or set of documents in this Agreement, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof.

     (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles followed in the preparation of Seller's financial statements.

     Section 1.3 Seller Book of Schedules. The Seller Book of Schedules referred to in this Agreement shall consist of the agreements and other documentation described and referred to in this Agreement with respect to Seller. The Seller Book of Schedules has been delivered by Seller to Buyer and its counsel not less than five Business Days prior to the date of this Agreement.

                           ARTICLE 2

                  SALE AND PURCHASE OF ASSETS

     Section 2.1 Purchased Assets. Subject to the terms and conditions of this Agreement, Seller shall sell, transfer, assign and deliver to Buyer at the time of the consummation of the transactions contemplated by this Agreement (the "Closing"), free and clear of all liens, claims or encumbrances whatsoever (other than those liens and encumbrances securing the repayment of obligations under the Credit Lines, as defined below), by such bills of sale, assignments and other documents as may reasonably be requested by counsel for Buyer, and Buyer agrees to purchase and accept delivery from Seller, the Purchased Assets. Subject to and except as specifically set forth in Section 2.2, the term "Purchased Assets" shall mean all the assets, properties and rights, tangible and intangible, of Seller, including the following:

     (a) all cash, cash equivalents, investments and securities of Seller;

     (b) all current and charged-off accounts receivable of Seller;

     (c) all inventories of Seller, whether in the possession of Seller or to be delivered to Seller (collectively referred to as "Inventory"), including raw materials, work in progress and finished goods, set forth on Schedule 2.1(c) of the Seller Book of Schedules, as adjusted for fluctuations between the date of such schedule and the Closing based upon the increase and decrease of Inventory in the ordinary course of business and consistent with past practice during such period;

     (d) all furniture, machinery, vehicles, equipment, fixtures and all items of personal property owned by Seller (collectively referred to as "Equipment"), including those shown on Schedule
2.1(d) of the Seller Book of Schedules;

     (e) all real property, interest in real property (including Seller's rights as lessee in Seller's offices located at 2976 Triverton Pike, Madison, Wisconsin, pursuant to a lease between Seller and Joe Tisserand (the "Office Lease")) and structures and improvements located on such real property used in connection with the business of Seller and all the easements and uses which benefit such property;

     (f) all contract rights of Seller, including all rights of Seller under the Office Lease, insurance policies, contracts for the lease of vehicles or equipment by Seller to its customers (collectively, the "Lease Contracts"), the Credit Lines (as defined below) and any other contracts listed on Schedule 2.1(f) of the Seller Book of Schedules;

     (g) all patents, trademarks, service marks, trade names and copyrights, inventions, know-how, trade secrets, packaging, trade dress, proprietary processes and formulae and other industrial and intellectual property rights used in the operation of its business as presently conducted, and all registrations and applications for, and all goodwill associated with, any of the foregoing (collectively referred to as "Intellectual Property"), including those listed on Schedule 2.1(g) of the Seller Book of Schedules;

     (h) all books, files and records of Seller relating to its business and operations, including property, production, engineering, inventory, customer, vendor, purchasing and sales records; computer programs; and such other records as Buyer may require subsequent to the Closing in its conduct of the business previously conducted by Seller;

     (i) interest in and to each of the telephone numbers assigned to Seller as of the Closing Date;

     (j) all stationery; purchase orders; labels; shipping material; catalogs, brochures, manuals and all other sales materials or information; contract, proposal and other forms; art work, photographs, graphic designs, signage and all other advertising materials of Seller;

     (k) the right, title and interest of Seller in and to the corporate name "ULTEA" and all variants thereof, and any logos, graphics or other associated symbols, and all goodwill associated with any of the foregoing;

     (l) all assignable licenses, permits, consents, approvals and other governmental, quasi-governmental and private authorizations, pertaining to the use of the Purchased Assets;

     (m) all assignable manufacturer's and other guaranties, warranties and associated rights, pertaining to the Purchased
Assets;

     (n) all claims of Seller against others, whether or not asserted and whether or not now existing or hereafter arising (other than claims by Seller against Buyer under this Agreement or arising out of either rights not assigned hereunder or liabilities of Seller other than Assumed Liabilities); and

     (o) all goodwill and going-concern value incident or related to or connected with the business of Seller.

     Section 2.2    Excluded Assets.  The following (the
"Excluded Assets") shall be excluded from the Purchased Assets being sold, transferred, assigned and delivered to Buyer pursuant to the terms of this Agreement:

     (a) all assets held by any employee benefit plan maintained by Seller for the benefit of its employees;

     (b) the corporate minute books and stock record books of Seller and personnel, payroll and accounting records of Seller (provided, however, that in the case of payroll, personnel and accounting records, Buyer shall have access to such records if such access is reasonably necessary);

     (c)  all proceeds of this Agreement;

     (d) the tax returns and tax records of Seller and rights to tax refunds if any; and

     (e)  all contract rights under contracts not shown on
Schedule 2.1(f).

     Section 2.3 Assumed Liabilities. As of the Closing, subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Seller, Buyer shall assume:

     (a)  only those trade payables of Seller set forth on
Schedule 2.3 of the Seller Book of Schedules;

     (b) any outstanding commercial loans and lines of credit, provided that the proceeds thereof were used to purchase vehicles and equipment for lease to Seller's customers and two vehicles used by Seller's officers in the ordinary course of business (as limited, the "Credit Lines");

     (c) only to the extent that the same are incurred in accordance with Article 8 of this Agreement, those trade payables incurred by Seller after the date of Schedule 2.3 and created in the ordinary course of Seller's business and consistent with past practice; and

     (d) the rights and obligations under those contracts listed on Schedule 2.1.(f).

The liabilities and obligations of Seller to be assumed by Buyer under this Section 2.3 are collectively referred to as the "Assumed Liabilities." Nothing in this Agreement shall be construed as creating any implication, covenant or commitment on the part of Buyer that Buyer is assuming any of Seller's liabilities or obligations except as specifically set forth in this Section.

     Section 2.4 Retained Liabilities. Nothing contained in this Agreement is intended to, nor shall it, constitute or cause Buyer to be a successor to Seller. Other than the Assumed Liabilities, Buyer will not assume, undertake, accept or be bound by or responsible for, and the Purchased Assets shall not be subject to, and Seller will remain liable for, any liabilities, payables, contracts, agreements, commitments or obligations of Seller or its directors, officers or members, or the Affiliates of any of the foregoing, whether due or to become due, absolute or contingent, direct or indirect, asserted or unasserted, known or unknown, choate or inchoate, including any of the following:

     (a) any obligations or liabilities of Seller arising or incurred after the date of this Agreement, including any obligations of Seller to perform under any of the contracts of Seller other than those specific obligations which arise under the contracts listed on Schedule 2.1(f), which first arise and accrue following the Closing;

     (b) subject to the provisions of Section 5.1(b), any obligations of Seller to perform under this Agreement and any obligations incurred by Seller for legal and accounting fees relating to this Agreement;

     (c) any obligations or liabilities under any collective bargaining agreements, any employment agreements (oral or written) or any employee benefit plans or trusts;

     (d) any obligations or liabilities of Seller to creditors listed in Schedule 2.3 in amounts greater than those shown on
Schedule 2.3, except trade payables incurred by Seller after the date of Schedule 2.3 and created in the ordinary course of business, consistent with past practice and in accordance with this Agreement;

     (e) all liabilities for federal, state, local and foreign taxes (including franchise, income, real property, sales, use, excise, employment and other taxes) for any period ending prior to the Closing Date (as defined below);

     (f) any obligations owing to any employees or members of Seller including accrued vacations and accrued sick time, monies loaned by such employees or members to Seller, accrued salary owed to any such employees and reimbursement of expenses advanced by such employees; or

     (g) any obligations or liabilities relating to or arising from products sold or distributed prior to Closing (including claims for breach of warranty or product liability, whether made before or after Closing).

                           ARTICLE 3

                    BULK SALES AND SALES TAX

     Section 3.1 Bulk Sales. It is the opinion of the parties that the provisions of Chap. 406, Wis. Stats. relating to bulk transfers is inapplicable to the transactions contemplated by this Agreement. Notwithstanding the foregoing, Seller shall indemnify and hold Buyer harmless of and from any and all liability, claim or loss which Buyer may incur by reason of a final determination that Chap. 406, Wis. Stats. was applicable to the transactions contemplated by this Agreement.

     Section 3.2    Sales Tax.  Immediately prior to the Closing,
Seller shall surrender its sales tax permit so as to qualify for the "occasional sales" tax exemption, and Seller shall be solely responsible for any sales tax due upon the Closing.

                           ARTICLE 4

                         PURCHASE PRICE

     Section 4.1 Purchase Price. (a) The purchase price for the Purchased Assets shall be $388,332 (the "Purchase Price"). Buyer's obligation to pay the Purchase Price shall be satisfied by the delivery to Seller at Closing certificates representing the number of shares of Buyer's common stock (the "Common Stock") that is equal to the quotient of $388,332 divided by the Average Price (as defined below) as of the third business day prior to the Closing Date. The parties have agreed that Schedule 4.1 of the Seller Book of Schedules correctly sets forth the allocation of the Purchase Price among the Purchased Assets.

     (b) For purposes of this Agreement, the Average Price as of any date (the "Determination Date") shall be equal to the weighted average of the publicly reported per share selling prices at which the last 3,000 shares of Common Stock were traded in the open market immediately prior to the Determination Date.

     (c)  Seller represents and acknowledges that it:

          (i) has received from Buyer a copy of its most recent annual report on Form 10-K, quarterly report on Form 10-Q, proxy statement and annual report to stockholders;

          (ii) is acquiring the Common Stock pursuant to this Agreement for its own account, except that Buyer acknowledges that Seller may dissolve and liquidate its assets after the Closing and accordingly distribute the Common Stock only to its members listed on Schedule 6.2;

          (iii) is aware, and will inform its members, that Buyer's common stock to be issued pursuant to this Agreement will not be registered with the Securities and Exchange Commission or the securities regulatory authority of any state, and is being offered pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws; and

          (iv) knows, and has informed its members, that shares of the Common Stock may not be sold or otherwise transferred unless: (A) they are registered under the Securities Act and any applicable state law; or (B) such sale or transfer is exempt from such registration and Buyer has received an opinion of counsel acceptable to it to the effect that such sale or transfer is so exempt.

     Section 4.2 Right to Sell. For a period of 30 days after the Closing and upon receipt by Buyer of an irrevocable written request, Buyer agrees to purchase from Seller or any of Seller's members at the Average Price as of the date of Buyer's receipt of such written request any shares of Common Stock originally issued to Seller in connection with the transactions contemplated by this Agreement. After such 30 day period and until the 180th day after the Closing, and upon receipt by Buyer of an irrevocable written request, Buyer agrees to purchase from Seller or any of Seller's members at a price equal to the Average Price as of the date of Buyer's receipt of such written request, less $0.50 per share, any shares of Common Stock originally issued to Seller in connection with the transactions contemplated by this Agreement.

     Section 4.3 Payment of Unsatisfied Claims. On or after the Closing Date, Seller shall pay all its liabilities and claims against it as the same are made, or if disputed, after such claims are settled or otherwise adjudicated excepting only the Assumed Liabilities. Except with respect to Assumed Liabilities, Buyer shall have absolutely no obligation to pay any claims against Seller identified on the Creditor List or any other claims.

                           ARTICLE 5

            DELIVERIES AND DATE AND PLACE OF CLOSING

     Section 5.1    Buyer's Deliveries at Closing.  At the
Closing, Buyer shall deliver, or cause to be delivered, to Seller the following items:

     (a) certificates for the Common Stock to be delivered in satisfaction of the Purchase Price;

     (b) cash payments, subject to the following limits, to reimburse Seller for professional fees actually incurred by Seller in connection with the Acquisition of: (i) up to $6,500 for legal costs incurred for the negotiation and review of this Agreement and related to the dissolution of Seller after the Closing; and (ii) up to $1,500 for professional tax advice and fees associated with the Acquisition, the preparation of Seller's final tax return and the dissolution of Seller, provided, however, that such reimbursable expenses shall be subject to Buyer's final review and approval and shall be itemized and accompanied by such further documentation as Buyer may reasonably request;

     (c) a copy of the articles of incorporation of Buyer certified as of the Closing Date by the President or Secretary of Buyer;

     (d) a copy of the bylaws of Buyer certified as of the Closing Date by the President or Secretary of Buyer;

     (e) copies of resolutions of the board of directors of Buyer authorizing and approving this Agreement and the consummation of the Acquisition, certified as of the Closing Date by the President or Secretary of Buyer;

     (f) a certificate of the President of Buyer dated the Closing Date certifying that: (i) all of the representations and warranties of Buyer set forth in this Agreement are true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date; and
(ii) Buyer has performed or complied with all of the covenants and obligations to be performed or complied with by Buyer under the terms of this Agreement on or prior to the Closing Date; and

     (g) such other documents as Seller or its counsel shall reasonably request.

     Section 5.2 Buyer's Additional Deliveries at Closing. At the Closing and in consideration of the additional assistance rendered and to be rendered to Buyer and Seller in connection with the negotiation and consummation of the Acquisition, Buyer shall deliver, or cause to be delivered, to the individuals named below the following additional items:

     (a)  an Employment Agreement between Buyer and Keith J.
Kreps, executed by Buyer and in the form attached hereto as Exhibit A;

     (b) an Employment Agreement between Buyer and Kim W. Smith, executed by Buyer and in the form attached hereto as Exhibit B;

     (c)  a Buy-Sell Agreement among Buyer and Keith J. Kreps and
Kim W. Smith, executed by Buyer and in the form attached hereto as Exhibit C;

     (d) cash payments to Keith J. Kreps and Kim W. Smith in the amounts of $30,231 and $12,526, respectively, representing consulting fees; and

     (e) a promissory note dated the Closing Date and executed by Buyer made payable to Keith J. Kreps, in the principal amount of $52,000 and bearing interest at the annual rate of 8.25%, with payments thereon to be made as follows: (i) up to $35,000 of principal plus accrued interest on the first anniversary of the Closing Date; and (ii) the remainder plus principal accrued interest on the second anniversary of the Closing Date, provided, however, that the payments of principal and interest on each of the first and second anniversaries of the Closing Date shall be subject to the satisfaction by Mr. Kreps of certain performance standards to be mutually agreed upon between Buyer and Mr. Kreps prior to the Closing Date, and provided further, that Buyer shall be released from any further payments due under such promissory note if Mr. Kreps terminates his employment with Buyer without cause and any of Buyer's subsidiaries at any time before the final maturity of such note.

     Section 5.3    Seller's Deliveries at Closing.  At the
Closing, Seller shall deliver, or cause to be delivered to Buyer the following items:

     (a) a copy of the certificate of limited liability company of Seller certified as of the Closing Date by the President or any Vice President of Seller;

     (b) a certificate of the President or any Vice President of Seller dated the Closing Date certifying a copy of the operating agreement of Seller;

     (c) copies of resolutions of the members of Seller authorizing and approving this Agreement and the consummation of the Acquisition and changing the name of Seller to another name that is different from "ULTEA" or any name which is similar thereto, certified as of the Closing Date by the President or any Vice President of Seller;

     (d) a certificate executed by the President and any Vice President of Seller dated the Closing Date certifying that: (i) all of the representations and warranties of Seller set forth in this Agreement are true and correct with the same force and effect as if all of such representations and warranties were made at the Closing Date; and (ii) Seller has performed or complied with all of the covenants and obligations to be performed or complied with by Seller under the terms of this Agreement on or prior to the Closing Date;

     (e)  an Employment Agreement between Buyer and Keith J.
Kreps, originally executed by Mr. Kreps and in the form attached hereto as Exhibit A;

     (f) an Employment Agreement between Buyer and Kim W. Smith, originally executed by Mr. Smith and in the form attached hereto as Exhibit B;

     (g)  a Buy-Sell Agreement among Buyer and Keith J. Kreps and
Kim W. Smith, originally executed by Messrs. Kreps and Smith and in the form attached hereto as Exhibit C;

     (h) an assignment of the Office Lease from Seller to Buyer and the consent of the owner of such leased office space to the assignment, in each case in a form reasonably acceptable to Buyer;

     (i) an assignment of each of the Credit Lines from Seller to Buyer and the consent of the lender under such Credit Line to the assignment, in each case in a form reasonably acceptable to Buyer;

     (j) an assignment of the Lease Contracts from Seller to Buyer and, if necessary, the consent of the lessees under such Lease Contracts to the assignment, in each case in a form reasonably acceptable to Buyer;

     (k) such other bills of sale, endorsements, consents, assignments and other instruments of transfer and conveyance as shall be necessary or appropriate in the judgment of Buyer effectively to transfer, convey and assign the Purchased Assets to Buyer; and

     (l) such other documents as Buyer or its counsel shall reasonably request.

     Section 5.4 Post-Closing Deliveries and Actions. (a) Immediately after Seller has taken the actions required to be taken by Section 5.4(b) below, Buyer shall take all such actions as may be necessary to qualify to do business in the State of Wisconsin under the name "ULTEA."

     (b) Within 15 Business Days after the Closing Date, Seller shall take such actions as may be necessary to dissolve Seller. Seller agrees to coordinate the timing of such filing with Buyer so that Buyer's application for a certificate of qualification to do business in the State of Wisconsin is filed immediately after such certificate of amendment.

     Section 5.5 Closing Date. Pursuant to the terms of this Agreement, the Closing shall occur at the offices of Buyer at 1398 Central Avenue, Dubuque, Iowa, at 10:00 a.m. on the later of January 31, 1997, or the fifth Business Day after the date on which all necessary approvals are received from the Regulatory Authorities and all required waiting periods have expired, or at such other time or place as may be agreed to by Buyer and Seller. The Acquisition shall be effective at 12:01 a.m. on the Closing Date.

     Section 5.6 Further Assurances. Seller shall, at any time and from time to time after the Closing, upon the request of Buyer, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered or filed, all such further acts, deeds, transfers, conveyances, assignments or assurances as may be reasonably required for the better transferring, conveying, assigning and assuring to Buyer, or for the aiding and assisting in the collection of or reducing to possession by Buyer, any of the Purchased Assets or for the purpose of completing or effecting any of the other transactions contemplated by this Agreement.

                           ARTICLE 6

            REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Buyer's execution of this Agreement and consummation of the transactions contemplated herein, Seller represents and warrants to Buyer as set forth in this Article, with the express understanding that said representations and warranties are material to and are being relied upon by Buyer, notwithstanding any investigations conducted by Buyer.

     Section 6.1 Organization. Seller: (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wisconsin; (b) is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary; and (c) has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted. Seller owns no voting stock or equity securities of any corporation, association, partnership or other entity.

     Section 6.2 Capitalization; Stock Ownership. All of the issued and outstanding member units of Seller are owned by its members listed on Schedule 6.2 of the Seller Book of Schedules. There are no options, warrants, rights, calls or commitments of any character relating to any additional member units of Seller.

     Section 6.3 Authority. Seller has the requisite power and authority to enter into and perform its obligations under this Agreement and the execution, delivery and performance of this Agreement by Seller, and consummation by it of the transactions contemplated hereby have been authorized by all necessary action, corporate or otherwise, including the requisite approval of Seller's board of directors and its members, and this Agreement constitutes a legal, valid and binding obligation of Seller enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

     Section 6.4    Effect of Agreement.  Except as set forth on
Schedule 6.4, the execution, delivery and performance of this Agreement by Seller and the consummation by it of the Acquisition do not: (a) require the consent, waiver, order, registration, qualification, approval, license or authorization of any Person or Regulatory Authority; (b) violate, with or without the giving of notice or the passage of time or both, in any material respect any provision of law applicable to Seller; (c) conflict with or result in a breach of any terms of its certificate of limited liability company or bylaws or any mortgage, deed of trust, license, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or other restriction of any kind or character, to which Seller is a party or by which any of Seller's assets may be bound; (d) give to others any right to accelerate or terminate, or result in acceleration or termination of, any such agreement or instrument; (e) result in termination of any provision of any such agreement or instrument; or (f) result in the creation of any lien, charge or encumbrance upon any of the property or assets of Seller.

     Section 6.5 Title and Properties. On the Closing Date, Seller will have good and marketable title to all of the Purchased Assets, free and clear of any and all mortgages, liens (including mechanic's liens and similar liens for labor furnished or materials supplied), pledges, security interests, title retention arrangements, conditional sales arrangements, claims, charges, set-offs, restrictions, options or rights to purchase, lease or sublease, or other encumbrances ("Marketable Title"). Immediately after the Closing, the instruments of conveyance, transfer and assignment to be delivered to Buyer pursuant hereto, will vest in Buyer Marketable Title to the Purchased Assets. The Purchased Assets are: (a) in good operating order and condition and are not in need of repair or replacement; (b) performing satisfactorily and are available for immediate use in the conduct of the business and operations of Seller; and (c) all of the properties, interests and assets held for use or used in connection with the business or operations of Seller have been and are sufficient to conduct such business and operations in the manner heretofore conducted in the ordinary course of business.

     Section 6.6 Litigation and Regulatory Matters. There are no actions, suits or proceedings pending as of the date hereof in which Seller is a named party. There is no action, suit, proceeding, claim or formal written protest by any person or agency, or any investigation or report by any Regulatory Authority having jurisdiction over Seller or its business which is pending or, to the best of the knowledge of Seller, threatened against Seller or any of its officers or directors in their capacities as such, or the assets, business or goodwill of Seller. Seller further represents and warrants that it does not know or have any reason to believe that there is any basis for assertion against any of them of any material claims based upon the wrongful action or inaction of Seller or any of its officers, directors or employees. Seller is not subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or other governmental authority.

     Section 6.7 Insurance. Schedule 6.7 of the Seller Book of Schedules lists and briefly describes the policies of insurance owned or held by Seller. Each such policy is, and Seller will use its best efforts to keep each such policy, in full force and effect (except for any expiring policy which is replaced by coverage at least as extensive) through the Closing Date. All premiums due thereon on or prior to the Closing Date have been paid when due.

     Section 6.8 Defaults Under Agreements. Seller is not in default or alleged to be in default under any loan or credit agreement, conditional sales contract or other title retention agreement or security agreement relating to money borrowed by Seller or pursuant to which it leases to or from any Person real or personal property or under any other instrument or obligation. To the best of the knowledge of Seller, there is no material default under such instruments by any other party thereto, nor is there any event which with notice or lapse of time or both would constitute a material default.

     Section 6.9 Financial Statements and Reports. Seller has delivered to Buyer copies of the Balance Sheets and the related Statements of Income, Statements of Cash Flows and Statements of Changes in Shareholders' Equity of Seller for the years since its date of incorporation (collectively, the "Seller Financial Statements"). The Seller Financial Statements are complete and correct in all material respects and fairly present the financial positions of Seller at the dates shown and the results of operations for the periods covered. The Seller Financial Statements are unaudited statements and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. The Seller Financial Statements do not include any material assets or omit to state any material liabilities, absolute or contingent, or other facts, which inclusion or omission would render the Seller Financial Statements misleading in any material respect.

     Section 6.10 Regulatory Filings. Seller has filed in a timely manner all required filings with all proper Regulatory Authorities as necessary. All such filings with such Regulatory Authorities were accurate and complete in all material respects as of the dates of the filings, and no such filing made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

     Section 6.11 Employees. Schedule 6.11 of the Seller Book of Schedules lists or describes the following:

     (a) All profit sharing, group insurance, hospitalization, stock option, pension, retirement, bonus, deferred compensation, stock bonus, stock purchase or other employee welfare or benefit agreements, plans or arrangements established, maintained, sponsored or undertaken by Seller for the benefit of its officers, directors or employees, including each trust or other agreement with any custodian or any trustee for funds held under any such agreement, plan or arrangement (collectively, "Employee Benefit Plans"), and, in respect to any of them, the latest reports or forms, if any, filed with the Department of Labor and Pension Benefit Guaranty Corporation under applicable law, any current financial or actuarial reports and any currently effective United States Internal Revenue Service private rulings or determination letters obtained by or for the benefit of Seller;

     (b) All employment, consulting and agency contracts (except for ordinary oral employment contracts with employees of Seller creating at will employment relationships); and

     (c) The name and annual salary of each officer, employee, agent or representative of Seller, and the profit sharing, bonus or other form of compensation (other than salary) paid or payable by Seller, if any, or a combination of both to or for the benefit of each such person in question for 1995 and 1996 and any employment agreement or arrangement with respect to each such person.

     Seller has delivered to Buyer a copy of each document, plan or contract listed and described in Schedule 6.11.

     Section 6.12 Compliance with Applicable Law. Seller holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of its business. Seller is not in violation, nor has it violated, in any material respect any applicable federal, state and local statutes, ordinances, regulations or rules, and Seller is not presently charged with, or under governmental investigation with respect to, any actual or alleged material violations of any statute, ordinance, regulation or rule. Seller is not the subject of any pending or threatened material proceeding by any Regulatory Authority having jurisdiction over its business, properties or operations.

     Section 6.13   Interim Events.  Except as otherwise
permitted hereunder or as set forth on Schedule 6.13 of the Seller Book of Schedules, since February 20, 1996, Seller has not:

     (a) Suffered any material adverse change in its financial condition or prospects, the operation or conduct of its business and relations with customers, suppliers, employees or representatives;

     (b) Suffered any material damage, destruction or loss, to any of its respective properties, including the Purchased Assets, whether covered by insurance or not, or failed to maintain such assets in good operating condition and repair;

     (c) Granted or agreed to grant any increase in compensation to its directors, officers or employees or increased the benefits payable or to become payable under, or established or otherwise made any changes in, any Employee Benefit Plan;

     (d) Cancelled or compromised any debt or claim other than in the ordinary course of business and consistent with past practice;

     (e) Entered into any transaction, contract or commitment other than in the ordinary course of business and consistent with past practice;

     (f)  Made any material change in any contract listed on
Schedule 2.1(f);

     (g) Incurred any obligation or liability (fixed or contingent) other than accounts payable, payroll liabilities, tax obligations and other similar current obligations and liabilities, in each case incurred in the ordinary course of business and consistent with past practice;

     (h) Conducted its business in any manner other than substantially as it was being conducted;

     (i) Leased, sold or otherwise disposed of any of its assets, or leased, purchased or otherwise acquired from third parties any assets, except in each case in the ordinary course of business and consistent with past practice;

     (j) Merged, consolidated or agreed to merge or consolidate with or into any other entity, or acquired or agreed to acquire any stock, equity interest or business of any other entity;

     (k) Entered into any transaction for the borrowing or loaning of monies, other than in the ordinary course of business and consistent with past practice;

     (l) Made any change in the accounting methods or accounting practices followed by Seller which are outside the ordinary course of business or inconsistent with past practice;

     (m) Paid any dividends or made any other distributions to its members;

     (n) Made any amendment to its certificate of limited liability company or bylaws; or

     (o) Entered into any agreement, whether in writing or otherwise, to take any of the actions described in the foregoing items (a) through (p).

     Section 6.14 Taxes. Seller has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, sales, use, real and personal property and other tax returns and reports required to be filed by it. Seller is not: (a) delinquent in the payment of any taxes shown on such returns or reports or on any assessments received by it for such taxes; (b) aware of any pending or threatened examination for income taxes for any year by the Internal Revenue Service or any state tax agency; (c) subject to any agreement extending the period for assessment or collection of any federal or state tax; or (d) a party to any action or proceeding nor has any claim been asserted against it by any governmental authority for assessment or collection of taxes. The federal income tax liabilities of Seller have never been audited by the Internal Revenue Service. Seller is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor, to the best of the knowledge of Seller, is any such action or proceeding threatened against Seller.

     Section 6.15 Compliance With Environmental Laws. There are no actions, suits, investigations, liabilities, inquiries, proceedings or orders involving Seller or any of its assets that are pending or, to the knowledge of Seller, threatened, nor is there any factual basis for any of the foregoing, as a result of any asserted failure of Seller, or any predecessor thereof, to comply (or the assertion of liability even if in compliance) with any requirement of federal, state or local law, civil or common, or regulation relating to hazardous, toxic or polluting substances, or the protection of health or the environment. None of the property in which Seller has an ownership interest is contaminated with any such wastes or hazardous substances.

     Section 6.16 Relationships. The relationship of Seller with its employees, suppliers and customers is good, and Seller has no reason to believe that any such employee, supplier or customer intends to terminate or materially modify, or would refuse to transfer to Buyer after the Closing Date, any such relationship.

     Section 6.17 Brokerage Commissions. All negotiations relating to this Agreement and the transactions contemplated herein have been and will be carried on by Seller directly with Buyer, its counsel, accountants and other representatives in such a manner so as not to give rise to any claim against Buyer for any brokerage commission, finder's fee, investment advisor's fee or other like payment in connection with the transactions contemplated hereby. None of Seller or its members or anyone acting on behalf of any of them has any liability to any broker, finder or agent or has agreed to pay any brokerage commission or financial advisory fees with respect to the transactions contemplated by this Agreement.

     Section 6.18 Disclosures. No representation or warranty made herein by Seller and no written statement or certificate given or to be given to Buyer by Seller pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein under the circumstances under which they were made not misleading, and Seller has made, and will make in good faith through the Closing, full disclosure of all material facts with respect to Seller. Except as and to the extent reflected or reserved against in the Seller Financial Statements for the year ended December 31, 1995, Seller has no liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including any tax liabilities due or to become due other than such liabilities as have been incurred in the ordinary course and consistent with past practice of Seller's business.

                           ARTICLE 7

            REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement to Seller's execution of this Agreement and consummation of the transactions contemplated herein, Buyer represents and warrants to Seller as set forth in this Article, with the express understanding that said representations and warranties are material to and are being relied upon by Seller, notwithstanding any investigations conducted by Seller.

     Section 7.1 Organization. Buyer: (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted or the properties or assets owned or leased by it makes such qualification necessary; and (c) has full power and authority, corporate and otherwise, to own, operate and lease its properties as presently owned, operated and leased, and to carry on its business as it is now being conducted.

     Section 7.2 Authority. Buyer has the requisite power and authority to enter into and perform its obligations under this Agreement and the execution, delivery and performance of this Agreement by Buyer and consummation by Buyer of the transactions contemplated hereby have been authorized by all necessary action, corporate or otherwise, and this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other laws and subject to general principles of equity.

     Section 7.3 Effect of Agreement. Other than as contemplated by this Agreement, the execution, delivery and performance of this Agreement by Buyer and consummation by it of the Acquisition do not: (a) require the consent, waiver, order, registration, qualification, approval, license or authorization of any person, court, regulatory authority or other governmental body; (b) violate, with or without the giving of notice or the passage of time or both, in any material respect any provision of law applicable to Buyer; (c) conflict with or result in a breach of any terms of its certificate of incorporation or bylaws or any mortgage, deed of trust, license, indenture or other agreement or instrument, or any order, judgment, decree, statute, regulation or other restriction of any kind or character, to which Buyer is a party or by which any of Buyer's assets may be bound; (d) give to others any right to accelerate or terminate, or result in acceleration or termination of, any such agreement or instrument;
(e) result in termination of any provision of any such agreement or instrument; or (f) result in the creation of any lien, charge or encumbrance upon any of the property or assets of Buyer.

     Section 7.4 Litigation and Regulatory Matters. There is no action, suit, proceeding, claim or formal written protest by any person or agency, or any investigation or report by any regulatory authority having jurisdiction over Buyer or any of its assets or businesses which is pending or, to the best of Buyer's knowledge, threatened against Buyer or any of its officers or directors in their capacities as such, or the assets, business or goodwill of Buyer which would reasonably be expected to have a material adverse effect on the consolidated financial condition, assets or business of Buyer. Buyer further represents and warrants that its does not know or have any reason to believe that there is any basis for assertion against it of any material claims based upon the wrongful action or inaction of Buyer or any of its officers, directors or employees. Buyer is not subject to any outstanding judgment, order, writ, injunction or decree of any court, arbitration panel or other Regulatory Authority which would reasonably be expected to have a material adverse effect on the consolidated financial condition, assets or business of Buyer.

     Section 7.5 Brokerage Commissions. All negotiations relating to this Agreement and the transactions contemplated herein have been and will be carried on by Buyer directly with Seller and its directors, officers and members in such a manner so as not to give rise to any claim against any of them for any brokerage commission, finder's fee, investment advisor's fee or other like payment in connection with the transactions contemplated hereby. Neither Buyer nor anyone acting on its behalf has any liability to any broker, finder or agent or has agreed to pay any brokerage commission or financial advisory fees with respect to the transactions contemplated by this Agreement.

     Section 7.6 Disclosures. No representation or warranty made herein by Buyer and no written statement or certificate given or to be given to Seller by Buyer pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein under the circumstances under which they were made not misleading, and Seller has made, and will make in good faith through the Closing, full disclosure of all material facts with respect to Seller. Except as and to the extent reflected or reserved against in the Buyer's audited financial statements for the year ended December 31, 1995, as set forth in its 1995 annual report to stockholders, Buyer has no material liabilities or obligations, of any nature, secured or unsecured, (whether accrued, absolute, contingent or otherwise) including any tax liabilities due or to become due other than such liabilities as have been incurred in the ordinary course and consistent with past practice of Buyer's business.

                           ARTICLE 8

                           COVENANTS

     Section 8.1 Allocation of Purchase Price. Seller and Buyer each agree that the allocation of the Purchase Price set forth on Schedule 4.1 is accurate and correct and further agrees to submit Internal Revenue Service Form 8594, and any other reports which may be required by the Internal Revenue Code of 1986, as amended, with respect to the Acquisition which shall incorporate such allocation of the Purchase Price.

     Section 8.2 Taxes. Each of Buyer and Seller agrees to pay all such sales, transfer, use, gross receipts, registration and similar taxes arising out of or in connection with the transactions contemplated by this Agreement, as are payable by such party under applicable law.

     Section 8.3 Consents; Satisfaction of Conditions. Each of the parties hereto will use all commercially reasonable efforts: (a) to obtain the consents of all Persons and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement; (b) to ensure that the conditions set forth in Article 9 are satisfied, insofar as such matters are within the control of any of them; and (c) subject to the terms and conditions herein provided, otherwise to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

     Section 8.4 Supplemental Information. From time to time prior to the Closing, Seller will promptly supply written information to Buyer with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Seller Book of Schedules.

     Section 8.5 Information and Access. Buyer, its representatives and agents shall, at all times during normal business hours prior to the Closing Date, have full and continuing access to the facilities, operations, records and properties of Seller. Buyer, its representatives and agents may, prior to the Closing Date, make or cause to be made such reasonable investigation of the operations, records and properties of Seller and of its financial and legal condition as Buyer shall deem necessary or advisable to familiarize itself with such records, properties and other matters; provided, that such access or investigation shall not interfere unnecessarily with the normal operations of Seller. Upon request, Seller will furnish Buyer or its representatives or agents such financial and operating data and other information reasonably requested by Buyer and will permit Buyer, its representatives or agents to discuss such information directly with any individual or firm performing auditing or accounting functions for Seller, and such auditors and accountants shall be directed to furnish copies of any reports or financial information as developed to Buyer or its representatives or agents. Seller shall give Buyer prior notice of each meeting of its board of directors and any committees thereof and a representative of Buyer shall be invited to attend each such meeting as an observer. No investigation by Buyer shall affect the representations and warranties made by Seller in this Agreement.

     Section 8.6 Conduct of Business. From the date of this Agreement until the Closing, Seller shall carry on its business diligently, in the ordinary course and consistent with past practice and shall not make or institute any unusual or material change in its methods of doing business without the prior written consent of Buyer. Seller shall permit representatives of Buyer:
(a) to participate in meetings or discussions with officers and employees of Seller in connection with employment opportunities with Buyer after the Closing; and (b) to contact Persons having dealings with Seller for the purpose of informing such Persons of the progress of the Acquisition and the services to be offered by Buyer after the Closing; Without limiting the generality of the foregoing, Seller shall not cause or permit from the date of this Agreement through the Closing any state of affairs, action or omission described in Section 6.13 (a) through (p).

     Section 8.7 Use of Proceeds. Except as otherwise provided in this Agreement, Seller agrees that it will use the proceeds from the sale of the Purchased Assets first to satisfy all creditors and claimants of Seller known as of the Closing Date (other than with respect to Assumed Liabilities) before any other use or distribution thereof.

                            ARTICLE 9

                     CONDITIONS TO CLOSING

     Section 9.1 Conditions Precedent to Obligations of Buyer. The obligations of Buyer under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of Buyer:

     (a) The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects on and as of Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except for changes contemplated by this Agreement, and except also for representations and warranties as of a specified time other than the Closing Date, which shall be true and correct in all material respects at such specified time.

     (b) Seller shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with prior to or at the Closing.

     (c) As of the Closing Date, Seller shall not have disposed of any of the Purchased Assets subject to this Agreement, other than as expressly permitted in writing by Buyer.

     (d) All proceedings, corporate or other, to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to counsel for Buyer, and Seller shall have made available to Buyer for examination the originals or true and correct copies of all records and documents relating to the business and affairs of Seller which Buyer may reasonably request in connection with said transactions.

     (e) This Agreement shall have been duly and validly authorized by all necessary corporate action of Seller.

     (f) Seller shall not be a party to, or to the best of the knowledge of Seller, threatened by, any actions, suits, proceedings, litigation or legal proceedings which, in the reasonable opinion of Buyer, have or are likely to have a material adverse effect on the financial condition, prospects, assets or business of Seller and no action, suit, proceeding or claim shall have been instituted, made or threatened by any person relating to the validity or propriety of any of the transactions contemplated by this Agreement.

     (g) From the date hereof through the Closing, there shall be and have been no material adverse change in the financial condition, prospects, assets or business of Seller, and as of October 31, 1996, Seller's membership equity shall have been no less than $225,000. For purposes of this provision, stockholders' equity shall be computed in accordance with generally accepted accounting principles, consistently applied, but excluding goodwill.

     (h) Any consents or approvals required to be secured by either party by the terms of this Agreement or otherwise reasonably necessary in the opinion of Buyer to consummate the transactions contemplated by this Agreement shall have been obtained and shall be satisfactory to Buyer.

     Section 9.2 Conditions Precedent to Obligations of Seller. The obligations of Seller under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of Seller:

     (a) The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date, except for changes contemplated by this Agreement, and except also for representations and warranties as of a specified time other than the Closing Date, which shall be true and correct in all material respects at such specified time.

     (b) Buyer shall have performed and complied with all of its obligations under this Agreement which are to be performed or complied with prior to or at the Closing.

     (c) This Agreement shall have been duly and validly authorized by the Board of Directors of Buyer.

                           ARTICLE 10

                           INDEMNITY

     Section 10.1 Indemnification. (a) Seller hereby agrees to indemnify and hold harmless Buyer and its directors, officers, employees and other agents and representatives from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses, including reasonable fees of counsel and other professional fees, in excess, in the aggregate, of $10,000, actually incurred or suffered by any such person arising from, by reason of or in connection with: (i) any misrepresentation or breach of the representations, warranties or agreements of Seller contained in this Agreement; and (ii) any and all liabilities or obligations of Seller other than the Assumed Liabilities.

     (b) Buyer indemnifies and holds harmless Seller from and against any and all liabilities, judgments, claims, settlements, losses, damages, fees, liens, taxes, penalties, obligations and expenses, including reasonable fees of counsel and other professional fees, in excess, in the aggregate, of $10,000,, actually incurred or suffered by any such person arising from, by reason of or in connection with: (i) any misrepresentation or breach of the representations, warranties or agreements of Buyer contained in this Agreement; and (ii) the Assumed Liabilities.

     Section 10.2 Procedure for Indemnification. (a) Any party entitled to indemnification pursuant to this Article ("Indemnified Party") shall promptly give notice to the party required by the Article to provide indemnification ("Indemnifying Party") after obtaining knowledge of any claims against it covered by the indemnification provided by this Article ("Claims") and, if such indemnity shall arise from the claim of a third party, shall permit Indemnifying Party to assume the defense, at Indemnifying Party's sole expense, of any such Claims or any litigation resulting from such Claims, provided, however, Indemnified Party shall not be required to permit Indemnifying Party to assume the defense of any third party claim if time is of the essence and which if not immediately paid, discharged or otherwise complied with would, in the reasonable opinion of Indemnified Party, have a material adverse affect Indemnified Party, unless Indemnifying Party provides Indemnified Party with reasonable assurance that Indemnified Party will not suffer such material adverse effect by allowing Indemnifying Party to assume such defense. The right of indemnification hereunder shall not be affected by any failure of Indemnified Party to give such notice or any delay by Indemnified Party in giving such notice unless, and then only to the extent that, the rights and remedies of Indemnifying Party shall have been prejudiced as a result of the failure to give, or delay in giving, such notice. Failure by Indemnifying Party to notify Indemnified Party of Indemnifying Party's election to defend any such claim or action by a third party within 30 days after notice thereof shall have been given to Indemnifying Party shall be deemed a waiver by Indemnifying Party of its right to defend such claim or action.

     (b) If Indemnifying Party assumes the defense of such claim by a third party or litigation resulting therefrom, as set forth above, the obligation of Indemnifying Party hereunder as to such claim shall include taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom, including, the retention of counsel satisfactory to Indemnified Party, and holding Indemnified Party harmless from and against any and all Claims caused by or arising out of any settlement approved by Indemnifying Party, or any judgment in connection with such claim or litigation resulting therefrom. Without the prior written consent of Indemnified Party, Indemnifying Party shall not, in the defense of such claim or any litigation, consent to the entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to Indemnified Party of a release, in form reasonably satisfactory to Indemnified Party, from all liability in respect of such claim or litigation. Notwithstanding the foregoing, Indemnified Party will be entitled: (i) to participate in the defense of such claim or litigation; and (ii) subject to the limitations of any contract of insurance, upon 30 days' prior written notice to Indemnifying Party, to control and manage any defense, provided, however, that if Indemnified Party has already approved of counsel selected by Indemnifying Party, and unless such participation or assumption of control and management of any defense is as a result of the existence of legal defenses available to Indemnified Party as described in the next succeeding sentence, then any such participation or assumption of control or management shall, unless approved by Indemnifying Party, be at Indemnified Party's sole cost and expense, and if Indemnified Party has assumed such control or management, Indemnified Party shall thereafter be responsible for such claim or litigation. If in any such action Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to Indemnifying Party, Indemnified Party shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on its behalf.

     (c) If Indemnifying Party does not elect to assume the defense of any such claim by a third party or litigation resulting therefrom, or if Indemnified Party assumes the defense of such claim or litigation pursuant to its right described in the proviso to the first sentence of paragraph (a) of this Section, Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and, unless Indemnifying Party shall deposit with Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus Indemnified Party's estimate of the cost of defending the same, Indemnified Party may settle such claim or litigation on such terms as it reasonably deems appropriate and Indemnifying Party shall, in accordance with the provisions hereof, promptly reimburse Indemnified Party for the amount of such settlement and for all losses and expenses incurred by Indemnified Party in connection with the defense against or settlement of such claim or litigation. Stockholders agree to cooperate fully with Indemnified Party in the conduct of any defense against any such claim.

     (d) Indemnified Party shall be entitled to rely upon any notice, certificate, affidavit, letter, document or other communication which is believed by Indemnified Party to be genuine and to have been signed and sent by Indemnifying Party without further inquiry or investigation and to rely on statements contained therein without further inquiry or investigation.

     Section 10.3 Election of Remedies. Nothing contained in this Article shall be deemed an election of remedies under this Agreement or limit in any way the liability of any Person under any other agreement to which such Person is a party relating to this Agreement or the transactions contemplated hereby.

     Section 10.4 Expiration of Representations and Warranties and Indemnification Rights. Notwithstanding anything contained in this Agreement to the contrary, all representations and warranties of either party shall expire on the third anniversary of Closing and from and after the date of the third anniversary of Closing neither party shall have any indemnification right or claim against the other party by reason of or in any way connected with the representations and warranties made in this Agreement.

                           ARTICLE 11

                          TERMINATION

     Section 11.1   Termination.  This Agreement and the
transactions contemplated hereby may be terminated prior to the Closing as follows:

     (a) by Buyer, if the Closing shall not take place on or before March 31, 1997, unless the Closing shall have failed to occur as a result of the breach by Buyer of any of its representations, warranties or covenants contained in this Agreement;

     (b) by Seller, if the Closing shall not take place on or before March 31, 1997, unless the Closing shall have failed to occur as a result of the breach by Seller of any of its representations, warranties or covenants contained in this Agreement; or

     (c) by Buyer or Seller with the express written consent of the other.

     Section 11.2 Effect of Termination. In the event of the termination of this Agreement pursuant to the preceding Section, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or members, except for any liability arising from such party's breach or default under any covenant, agreement, representation or warranty contained herein.

                           ARTICLE 12

                         MISCELLANEOUS

     Section 12.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto. There are no representations, warranties, understandings or agreements between the parties other than as set forth herein. The parties may at any time by mutual agreement: (a) extend the time for the performance of any of the obligations or other acts of the parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any documents, certificate or writing delivered pursuant hereto; or (c) waive compliance with any of the agreements, covenants or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

     Section 12.2 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but this Agreement shall not be assignable or delegable by any party hereto without the prior written consent of the other party, provided, however, that this Agreement may be assigned by Buyer to any wholly-owned subsidiary corporation.

     Section 12.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement unless the consummation of the transactions contemplated hereby is adversely affected thereby.

     Section 12.4   Survival of Representations, Covenants and
Agreements. All representations, warranties and covenants contained herein shall survive the Closing, but shall expire on the third anniversary of the Closing Date.

     Section 12.5 Notices. All notices, requests and other communications hereunder shall be in writing (which shall include telecopier communication) and may be delivered by hand or overnight express delivery service, mailed with first class postage prepaid or telecopied if confirmed immediately thereafter by also mailing a copy of any notice, request or other communication by mail with first class postage prepaid:

     (a)  If to Seller, to:

          ULTEA, LLC
          2976 Triverton Pike
          Madison, Wisconsin  53711
          Telephone:     (888) 868-5832
          Telecopier:    (608) 288-8913

     with copies to:

          Niebler & Muren, S.C.
          450 N. Sunnyslope Road, Ste. 270
          Brookfield, Wisconsin  53005
          Attention:      Joseph C. Niebler, Sr., Esq.
          Telephone:      (414) 784-6630
          Telecopier:     (414) 784-7630

     (b)  If to Buyer, to:

               Heartland Financial USA, Inc.
               1398 Central Avenue
               P. O. Box 778
               Dubuque, Iowa  52004-0778
               Attention:     Mr. John K. Schmidt
                              Executive Vice President and Chief
                              Financial Officer
               Telephone:     (319) 589-2100
               Telecopier:    (319) 589-2011

     with copies to:

               Barack, Ferrazzano, Kirschbaum & Perlman
               333 West Wacker, Suite 2800
               Chicago, Illinois  60606
               Attention:     John E. Freechack, Esq.
               Telephone:     (312) 984-3223
               Telecopier:    (312) 984-3193

or to such other Person or place as Buyer shall furnish to Seller or Seller shall furnish to Buyer in writing. Except as otherwise provided herein, all such notices, requests or other communications shall be effective: (i) if delivered by hand, when delivered; (ii) if mailed in the manner provided in this Section, five Business Days after deposit with the United States Postal Service; (iii) if delivered by overnight express delivery service, on the next Business Day after deposit with such service; (iv) if by telecopier, on the next Business Day if also confirmed by mail in the manner provided in this Section.

     Section 12.6 Governing Law. All questions concerning the construction, validity and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement shall be governed by the internal laws of the State of Wisconsin regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

     Section 12.7 Interpretation. This Agreement shall be construed as a whole in accordance with the fair meaning of its language and, regardless of who is responsible for its original drafting, shall not be construed for or against either party.

     Section 12.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     Section 12.9 No Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person or other Buyer or Seller any rights or remedies under or by reason of this Agreement or any transaction that this Agreement contemplates.

     Section 12.10  Fees and Expenses.  Each of the parties
hereto will pay its own fees and expenses, including those of attorneys, accountants and other advisors.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date and year first above written.

ATTEST                             HEARTLAND FINANCIAL USA, INC.

By:  /s/John K. Schmidt            By:  /s/ Lynn B. Fuller
     -------------------------          ------------------------
     John K. Schmidt                    Lynn B. Fuller
     Executive Vice President           President


ATTEST                             ULTEA, LLC



By:  /s/ Kim W. Smith              By:  /s/ Keith J. Kreps
     ------------------------           ------------------------
     Kim W. Smith                       Keith J. Kreps
     Secretary                          President


LIST OF EXHIBITS


     Exhibit A      Form of Employment Agreement with Keith J.
                    Kreps

     Exhibit B      Form of Employment Agreement with Kim W.
                    Smith

     Exhibit C      Form of Buy-Sell Agreement


                       LIST OF SCHEDULES


               Schedule 2.1(c)     Inventory
                                   Schedule 2.1(d)
                                   Furniture, Machinery,
                                   Vehicles, Equipment and Other
                                   Personal Property
               Schedule 2.1(f)     Contract Rights
               Schedule 2.1(g)     Intellectual Property
               Schedule 2.3        Trade Payables
               Schedule 4.1        Allocation of Purchase Price
               Schedule 6.2        Members of Seller
               Schedule 6.4        Effect of Agreement
               Schedule 6.7        Insurance
               Schedule 6.11       Employment
                                   Agreements and Employee
                                   Benefit Plans
               Schedule 6.13       Interim Events


     Exhibit A      Form of Employment Agreement
                    with Keith J. Kreps

     Exhibit B      Form of Employment Agreement
                    with Kim W. Smith



                              EXHIBIT C

                          BUY-SELL AGREEMENT

     THIS BUY-SELL AGREEMENT (this "Agreement"), is made and entered into as of the 24th day of December, 1996 (the "Effective
Date"), among HEARTLAND FINANCIAL USA, INC., a Delaware corporation ("Heartland"), and KIM W. SMITH and KEITH J. KREPS
(collectively, "Executives").

                               RECITALS

     A. Effective as of the date of this Agreement, Heartland has consummated the purchase of substantially all of the assets of ULTEA, LLC, a Wisconsin limited liability company, related to its business of purchasing and leasing of vehicles and equipment (the "Business").

     A. Heartland intends to operate the Business through a wholly-owned subsidiary and Executives have entered into employment agreements with such subsidiary and Heartland to assist in such operations.

     C. In connection with its acquisition of the Business and the employment of Executives, Heartland has agreed to grant
Executives certain rights to purchase the Business if Heartland decides in the future to sell the Business.

     NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

                              AGREEMENTS

     Section 1. Right of First Refusal. If at any time within five years after the date of this Agreement, Heartland desires to sell the Business (the "Sale Decision"), Heartland agrees that it shall first offer to sell the Business to Executives.

     Section 2. Sale Notice; Acceptable Sale Terms. If Heartland has made the Sale Decision, and prior to the sale of the Business to any person or entity other than Executives, Heartland shall provide written notice to Executives of the Sale Decision and of the cash price and other terms and conditions that Heartland would find acceptable in connection with a sale of the Business to Executives (the "Sale Notice"). Executives shall have 45 days after the effective date of the Sale Notice within which either to accept the terms and conditions of Heartland's offer as set forth in the Sale Notice or to reach an agreement with Heartland on other mutually acceptable terms and conditions of a sale to Executives of the Business (in either case, "Acceptable Sale Terms"). If Executives and Heartland shall not have agreed upon Acceptable Sale Terms within such 45-day period, this Agreement shall terminate and Heartland shall have no further obligations to Executives hereunder.

     Section 3. Sole Discretion. Each of Executives acknowledges and agrees that any decision by Heartland with respect to the Sale Decision or with respect to the acceptance of any proposed terms and conditions of a sale of the Business to Executives may be made by Heartland in its sole discretion and shall not be subject to challenge by Executives pursuant to the terms of this Agreement.

          Section 4.     General Provisions.

          (a) Successors; Assignment. This Agreement shall be binding upon and inure to the benefit of: (i) Executives only in their individual and personal capacities and their rights hereunder shall not be assignable by Executives nor shall their personal representatives succeed to any of their rights hereunder; and (ii) Heartland and its successors and assigns.

          (b) Entire Agreement; Modifications. This Agreement constitutes the entire agreement between the parties respecting the subject matter hereof, and supersedes all prior negotiations, undertakings, agreements and arrangements with respect thereto, whether written or oral. Except as otherwise explicitly provided herein, this Agreement may not be amended or modified except by written agreement signed by each of Executives and Heartland.

          (c) Governing Law. This Agreement shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Iowa without reference to the law regarding conflicts of law.

          (d) Notices. Notices pursuant to this Agreement shall be in writing and shall be deemed given when received; and, if mailed, shall be mailed by United States first class mail, postage prepaid; and if to Heartland, addressed to the principal headquarters of Heartland, attention: President; or, if to Executives, to the addresses set forth below Executives' signatures on this Agreement, or to such other address as the party to be notified shall have given to the other. If mailed, any notice shall be deemed given five business days after deposit with the United States Postal Service.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


/s/ Keith J. Kreps            /s/ Kim W. Smith
----------------------------  ----------------------------
KEITH J. KREPS                KIM W. SMITH

2976 Triverton Pike           2976 Triverton Pike
Madison, WI  53711            Madison, WI  53711
----------------------------  ----------------------------
     (Address)                     (Address)


HEARTLAND FINANCIAL USA, INC.


By:  /s/ Lynn B. Fuller
     ----------------------------
     Lynn B. Fuller
     President